TEXAS RARE EARTH RESOURCES CORP.

(a Delaware corporation)

539 El Paso St.
Sierra Blanca, Texas 79851

SUBSCRIPTION AGREEMENT

Instructions

ALL PURCHASERS:

PLEASE **COMPLETE AND SIGN TWO** COPIES OF THE SUBSCRIPTION AGREEMENT

PLEASE **COMPLETE AND SIGN** THE U.S. ACCREDITED INVESTOR CERTIFICATE ATTACHED HERETO AS **EXHIBIT A** AND THE SELLING SECURITYHOLDER QUESTIONNAIRE ATTACHED HERETO AS **EXHIBIT C**

DELIVER THE SIGNED DOCUMENTS TO:

BY FACSIMILE TO: 303-629-3450, Attention: Jason K. Brenkert

BY ELECTRONIC MAIL TO: BRENKERT.JASON@DORSEY.COM

WITH ORIGINALS BY MAIL TO:

DORSEY & WHITNEY LLP
Attention: Jason K. Brenkert
1400 Wewatta Street, Suite 400
Denver, Colorado 80202

TENDER PAYMENT AT OR PRIOR TO CLOSING BY WIRE TRANSFER TO TRER, PURSUANT TO THE INSTRUCTIONS SET FORTH ON SCHEDULE I

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS PROVIDED BY RULE 506 OF REGULATION D UNDER THE U.S. SECURITIES ACT. THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT), EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

November 2015

Texas Rare Earth Resources Corp.

SUBSCRIPTION AGREEMENT FOR UNITS

The undersigned (the "**Subscriber**") hereby irrevocably subscribes for and agrees to purchase from Texas Rare Earth Resources Corp. ("**TRER**" or the "**Company**") that number of Units (as hereinafter defined) set out below at a price of $0.20 per Unit. Each Unit consists of one (1) Share (as hereinafter defined) and two (2) Warrants (as hereinafter defined).

The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Units" including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that TRER may rely upon the Subscriber's representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

PLEASE PRINT CLEARLY all information (other than signatures), as applicable, in the space provided below

____
(Name of Subscriber)

Account Reference (if applicable): ________________

By: _______________________________
Authorized Signature

____
(Official Capacity or Title – if the Subscriber is not an individual)

____
(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

____
(Subscriber's Address)

____

____
(Email Address)

____
(Telephone Number)

Number of Units: _______________________ **x $0.20**

Aggregate Subscription Price: $_______________________
(the "**Subscription Price**")

If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:

____
(Name of Principal)

____
(Principal's Address)

____

____

PLEASE PRINT CLEARLY

Account Registration Information:	Delivery Instructions as set forth below:
(Name)	(Name)
(Account Reference, if applicable)	(Account Reference, if applicable)
S.S.N. or Tax I.D. Number of Subscriber	(Address)
(Address)	
	(Contact Name)
	(Telephone Number)

SUBSCRIBER HEREBY DECLARES AND AFFIRMS THAT IT HAS READ THIS SUBSCRIPTION AGREEMENT, IS FAMILIAR WITH THE CONTENTS THEREOF AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS WHICH FOLLOW AND KNOWS THE STATEMENTS THEREIN TO BE TRUE AND CORRECT.

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of this _____ day of November, 2015.

SUBSCRIBER:

By: ____

Name: ____

Title: ____

ACCEPTANCE:

This Subscription Agreement is hereby accepted by TRER as of this ____ day of November, 2015.

Texas Rare Earth Resources Corp.

By: ______________________________

Name: Daniel Gorski

Title: Chief Executive Officer

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

1. **Unit Subscription**: The Subscriber irrevocably subscribes for and agrees to purchase from Texas Rare Earth Resources Corp., a Delaware corporation ("**TRER**" or the "**Company**") that number of Units of TRER (the "**Units**") set out above in the "SUBSCRIPTION AND SUBSCRIBER INFORMATION" at a price of $0.20 per Unit (the "**Subscription Price**"). Each Unit consists of one (1) share (a "**Share**") of common stock of TRER, $0.01 par value per share ("**Common Stock**"), and two (2) Common Stock purchase warrants (each warrant, a "**Warrant**"). The Shares and the Warrants will separate immediately upon issuance.

Each Warrant is non-transferable and is exercisable to acquire one additional share of Common Stock at an exercise price of $0.35 per share (a "**Warrant Share**") for a period of five years from the Closing Date (as defined below).

Collectively the Shares, the Warrants and the Warrant Shares are referred to herein as the "**Securities**". The warrant certificates will be in the form attached hereto as **Exhibit B**.

All figures are in United States Dollars unless otherwise specified.

a. **Tender of Purchase Price**: Subscriber tenders to TRER the Purchase Price either by a wire transfer to TRER, pursuant to the instructions set forth on **Schedule I**. Upon receipt of the Payment Price for Units, TRER will cause the subscription funds received to be held in a segregated bank account of TRER pending the Closing. If the transaction is terminated before the Closing, TRER will refund to the Subscriber the Payment Price without interest or deduction. On the date of the Closing, the funds held in a segregated bank account by TRER for the Subscriber will be released to TRER, and each such Subscriber will become a stockholder and warrantholder of TRER and be issued Shares and Warrants in accordance with this Subscription Agreement.

b. **Closing**: Upon receipt by TRER of the Purchase Price and satisfaction of the Conditions set forth herein, the closing (the "**Closing**") shall occur prior to 12:00 p.m. on **November 30, 2015**, at the offices of **Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202-5549** or at such other time or place as may be agreed to by TRER and the Subscriber (the "**Closing Date**"). All funds will be delivered to TRER. The Units subscribed for herein will not be deemed issued to, or owned by, the Subscriber until the Subscription Agreement has been executed by the Subscriber and accepted by countersignature by TRER, and all payments required to be made herein have been made. The Closing is subject to the fulfillment of the following conditions (the "**Conditions**"), which Conditions TRER and the Subscriber covenant to exercise their reasonable best efforts to have fulfilled on or prior to the Closing Date:

(i) the Subscriber shall have tendered the Purchase Price to TRER and executed and delivered to TRER this Subscription Agreement and **Exhibit A** and **Exhibit C** hereto and TRER shall have countersigned and delivered to the Subscriber this Subscription Agreement;

(ii) all relevant documentation and approvals as may be required by applicable securities statutes, regulations, policy statements and interpretation notes, by applicable securities regulatory authorities and by applicable rules shall have been obtained and, where applicable, executed by or on behalf of the Subscriber or TRER, as applicable;

(iii) TRER and, to the extent applicable the Subscriber, shall have authorized and approved the execution and delivery of this Subscription Agreement and TRER shall have approved the issuance, allotment and delivery of the Shares and Warrants;

(iv) TRER and the Subscriber shall have complied with their respective covenants contained in this Subscription Agreement to be complied with prior to Closing,

and TRER, for the benefit of the Subscriber, shall have delivered a Certificate of an Officer of TRER (acting without personal liability) to that effect to the Subscriber; and

(v) the representations and warranties of TRER and the Subscriber set forth in this Subscription Agreement shall be true and correct as of the Closing Date, and TRER, for the benefit of the Subscriber, shall have delivered a Certificate of an Officer of TRER (acting without personal liability) to that effect to the Subscriber.

c. **Issuance of Securities**: Within five (5) business days after the Closing Date, TRER will deliver the certificates representing the Shares and Warrants subscribed for to the Subscriber at the address set forth in the registration instructions set forth in the "SUBSCRIPTION AND SUBSCRIBER INFORMATION" above (unless Subscriber otherwise instructs TRER in writing).

2. **Representations and Warranties**: Subscriber hereby represents and warrants to TRER (and acknowledges that TRER is relying on such representations, warranties and covenants) that as of the date hereof and at the Closing Date:

a. **SUBSCRIBER UNDERSTANDS THAT THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY AND THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND UNDER SIMILAR EXEMPTIONS TO ANY APPLICABLE STATE SECURITIES LAWS.**

b. Subscriber is acquiring the Units solely for investment purposes for its own account and not with a view to, or for, resale in connection with any distribution of any of the Securities within the meaning of the U.S. Securities Act, and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person any of the Units for which it hereby subscribes, or any part thereof; and it understands that the legal consequences of the foregoing representations and warranties to mean that it must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the U.S. Securities Act, and, therefore, may be resold only if registered under the U.S. Securities Act or if an exemption from such registration requirements is available.

c. Subscriber understands the speculative nature and risks of investments associated with TRER.

d. Subscriber acknowledges that this subscription is part of a larger offering of Units by TRER to other investors for up to $750,000 in aggregate purchase amount pursuant to the same terms and conditions as the offering made under this Subscription Agreement; the Subscriber acknowledges and agrees that there is no minimum amount of gross aggregate proceeds to be raised by TRER and that upon acceptance of this Subscription Agreement TRER may close the Subscriber's purchase of Units regardless of the amount of gross aggregate proceeds raised in the total offering of Units.

e. The Subscriber acknowledges that the Securities are "restricted securities" as defined under Rule 144 of the U.S. Securities Act and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, to any person in the absence of registration under the U.S. Securities Act and in accordance with all applicable state securities laws

or pursuant to an exemption therefrom. Without limiting the generality or application of any other covenants, representations, warranties or acknowledgements of the Subscriber respecting resale of the Securities, if the Subscriber decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities absent registration of such Securities under the U.S. Securities Act, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, any of such Securities, unless:

(i) the sale is to TRER;

(ii) the sale is made outside the United States in a transaction satisfying the requirements of Regulation S under the U.S. Securities Act and in compliance with all applicable local laws and regulations; provided however that pursuant to Rule 905 of Regulation S, the legend set forth in subparagraph (f) below may not be removed pursuant to such sale and any purchaser must agree to take delivery of the Securities subject to the restrictions set forth in such legend;

(iii) the sale is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities laws; or

(iv) the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of the Securities;

and in relation to (iii) and (iv) above the Subscriber has, prior to such sale, furnished to TRER an opinion of counsel of recognized standing to that effect, which opinion shall be in form and substance reasonably satisfactory to TRER.

f. The certificates representing the Securities delivered pursuant to this Subscription Agreement and all certificates issued in replacement or substitute thereof shall bear a legend in the following form until such time as no longer required under the U.S. Securities Act:

> "THE SECURITIES [IF WARRANTS: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) THE TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS, (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE IN ACCORDANCE WITH (C) OR (D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY."

If the certificates representing the Securities have been held for a period of at least six (6) months (or such other period as may be prescribed by the SEC) and if Rule 144 under the U.S. Securities Act is otherwise available (there being no representations by TRER that Rule 144 is or will be available), then the undersigned may make sales of the Securities pursuant to the terms and conditions prescribed by Rule 144 of the U.S. Securities Act or exemptions therefrom and the above legend may be removed from such Certificates upon delivery of an opinion of legal counsel of recognized standing in form and substance reasonably satisfactory to TRER and its transfer agent that the legend is no longer required under the U.S. Securities Act

Subscriber understands that TRER is under no obligation to cause or permit the Securities to be transferred in the absence of registration or an exemption from registration under the U.S. Securities Act, and understands that Subscriber must hold the Securities indefinitely unless the Securities are subsequently registered under U.S. Securities Act and applicable state securities laws or an exemption from registration is available.

g. The Subscriber acknowledges that the Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless the Warrants and the Warrant Shares issuable upon exercise of the Warrants are registered under the U.S. Securities Act and the securities laws of all applicable states or an exemption is available from the registration requirements of such laws, and the holder has furnished an opinion of counsel satisfactory to TRER to such effect; *provided however*, that the Subscriber will be permitted to exercise the Warrants without registration under the U.S. Securities Act at any time when the Subscriber is an "accredited investor" as defined in Rule 501(a) under Regulation D under the U.S. Securities Act, the Subscriber's representations contained herein remain true and correct as of the date of exercise of the Warrants in respect to the exercise of the Warrants and the Subscriber represents as such to TRER.

h. The Subscriber acknowledges and agrees that upon the original issuance of the Warrants, and until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

"THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

i. Subscriber has reviewed the economic consequences of the purchase of the Units with its attorney and/or other financial advisor, was afforded access to the books and records of TRER, conducted an independent investigation of the business of TRER, and was fully familiar with the financial affairs of TRER. Subscriber is knowledgeable of, or has consulted with its counsel with respect to, the U.S. Securities Act and applicable federal and state securities laws. Subscriber has received copies of, or has access to, TRER's

filings with the SEC for the past fiscal year, including TRER's annual and quarterly reports, all of which are filed electronically on EDGAR at www.sec.gov.

j. Subscriber had the opportunity to ask questions of TRER and receive additional information from TRER to the extent that TRER possessed such information, or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of an investment in TRER.

k. Subscriber confirms that (i) it is able to bear the economic risk of the investment, (ii) it is able to hold the Securities for an indefinite period of time, (iii) it is able to afford a complete loss of its investment and that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment, (iv) this investment is suitable for Subscriber based upon its investment holdings and financial situation and needs and (v) Subscriber by reason of its business or financial experience could be reasonably assumed to have the capacity to protect its own interests in connection with this investment.

l. The Subscriber has not purchased the Units as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

m. Subscriber confirms that this transaction is intended to be exempt from the registration requirements under the U.S. Securities Act by virtue of Section 4(a)(2) of the U.S. Securities Act and the provisions of Rule 506 of Regulation D promulgated thereunder.

n. The Subscriber has completed and delivered the **U.S. Accredited Investor Certificate (<u>Exhibit A</u>)** and the representations and warranties made therein are incorporated herein by reference.

o. The Subscriber has the legal capacity and competence to enter into, execute and deliver this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is:

(i) a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Units as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement;

(ii) a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii) an individual, the Subscriber is of full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

p. The entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any material agreement, written or oral, to which the Subscriber is a party or by which it is or may be bound.

q. This Subscription Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

r. The funds representing the Subscription Price which will be advanced by the Subscriber to TRER hereunder will not represent proceeds of crime for the purposes of the *Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act* (the "**PATRIOT Act**") and the Subscriber acknowledges that TRER may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Subscription Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify TRER if the Subscriber discovers that any of such representations ceases to be true and provide TRER with appropriate information in connection therewith.

s. The Subscriber acknowledges that no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities; or

(iii) as to the future price or value of any of the Securities.

t. The Subscriber understands that TRER may instruct its registrar and transfer agent not to record any transfer of the Securities without first being notified by TRER that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable state securities laws and to enforce the restrictions of transfer set forth herein.

u. If TRER is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents and TRER ceases to be a reporting issuer with the Securities and Exchange Commission or is not current in its reports with the Securities and Exchange Commission, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities and (ii) TRER is not obligated to make Rule 144 under the U.S. Securities Act available for resales of such Securities.

v. The Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities; TRER gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber's acquisition or disposition of such Securities.

w. In connection with the Subscriber's subscription, the Subscriber has not relied upon TRER for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Subscriber's own personal investment advisers, legal counsel and tax advisers.

x. If the Subscriber is a resident of an International Jurisdiction (which is defined herein to mean a country other than the United States), then the Subscriber on its own behalf and, if applicable on behalf of others for whom it is hereby acting that:

(i) the Subscriber is knowledgeable of, or has been independently advised as to, the International Securities Laws (which is defined herein to mean, in respect of each and every offer or sale of Securities, any securities laws having application to the Subscriber and the Offering other than the laws of the United States and all regulatory notices, orders, rules, regulations, policies and other instruments incidental thereto) which would apply to this subscription, if any;

(ii) the Subscriber is purchasing the Securities pursuant to an applicable exemption from any prospectus, registration or similar requirements under the International Securities Laws of that International Jurisdiction, or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the International Securities Laws of the International Jurisdiction without the need to rely on exemptions;

(iii) the subscription by the Subscriber does not contravene any of the International Securities Laws applicable to the Subscriber and TRER and does not give rise to any obligation of TRER to prepare and file a prospectus or similar document or to register the Securities or to be registered with any governmental or regulatory authority;

(iv) the International Securities Laws do not require TRER to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and

(v) the Securities are being acquired for investment purposes only and not with a view to resale and distribution, and the distribution of the Securities to the Subscriber by TRER complies with all International Securities Laws.

y. All information which the Subscriber has provided concerning the Subscriber is correct and complete as of the date set forth below, and if there should be any change in such information prior to the acceptance of this Subscription Agreement by TRER, the Subscriber will immediately provide such information to TRER.

3. **Company Representations, Warranties and Covenants.** TRER represents, warrants and covenants (and acknowledges that the Subscriber is relying on such representations, warranties and covenants) that, at the Closing Date:

a. TRER is a valid and subsisting corporation duly incorporated and in good standing under the laws of its jurisdiction of incorporation and TRER has no material subsidiaries;

b. TRER is duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

c. TRER will reserve or set aside sufficient shares of Common Stock in its treasury to issue the Warrant Shares issuable upon exercise of the Warrants, and all Securities will upon payment of the recited consideration and issuance be duly and validly issued as fully paid and non-assessable;

d. the issue and sale of the Securities by TRER does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any material agreement or instrument to which TRER is a party;

e. TRER has complied and will comply fully with the material requirements of all applicable corporate and securities laws in all matters relating to the offering of the Securities;

f. except as disclosed in its SEC Reports (as defined below), there are no legal or governmental actions, suits, proceedings or investigations pending or, to TRER's knowledge, threatened, to which TRER is or may be a party or of which property owned or leased by TRER is or may be the subject, or related to environmental, title, discrimination or other matters, which actions, suits, proceedings or investigations, individually or in the aggregate, could have a material adverse effect on TRER;

g. there are no judgments against TRER which are unsatisfied, nor is TRER subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body;

h. this Subscription Agreement has been or will be by the Closing Date, duly authorized by all necessary corporate action on the part of TRER, and TRER has full corporate power and authority to undertake this offering;

i. this Subscription Agreement has been duly authorized, executed and delivered by TRER and constitutes a valid and legally binding obligation of TRER enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

j. subject to the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement, the offer, sale and issuance of the Units as contemplated by this Subscription Agreement are exempt from the registration requirements of the U.S. Securities Act, from the registration or qualifications requirements of the state securities or "blue sky" laws and regulations of any applicable state or other applicable jurisdiction;

k. TRER's shares of Common Stock are quoted for trading on the OTCQX;

l. no order ceasing, halting or suspending trading in securities of TRER nor prohibiting the sale of such securities has been issued to and is outstanding against TRER or its directors, officers or promoters, and, to the best of TRER's knowledge, no investigations or proceedings for such purposes are pending or threatened;

m. no person, firm or corporation acting or purporting to act at the request of TRER is entitled to any brokerage, agency or finder's fee in connection with the purchase and sale of the Common Shares described herein;

n. TRER is a "reporting issuer" under section 12 of the United States Securities Exchange Act of 1934, as amended (the "**1934 Act**") and is not in default of any of the requirements of the 1934 Act;

o. as of their respective filing dates, each report, schedule, registration statement and proxy filed by TRER with the United States Securities and Exchange Commission ("**SEC**") (each, an "**SEC Report**" and collectively, the "**SEC Reports**") (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing), where required, were prepared in all material respects in accordance with the requirements of the U.S. Securities Act, or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports;

p. TRER is not and following the use of the proceeds of this Offering will not be required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

q. neither TRER nor any of its affiliates has engaged in or will engage in any form of "general solicitation" or "general advertising" (as such terms are used under Regulation D of the U.S. Securities Act) in the United States with respect to offers or sales of the Units;

r. the financial statements of TRER as presented in the SEC Reports present fairly, in all material respects, the financial position of TRER and its subsidiaries on a consolidated basis as at the dates set out therein and the results of their operations and the changes in their financial position for the periods then ended, in accordance with accounting principles generally accepted in the United States; and

s. the warranties and representations in this section are true and correct and will remain so as of the Closing Date.

4. **Resale Registration Rights:**

a. TRER shall use reasonable commercial efforts to (i) prepare and file with the SEC within sixty (60) calendar days after the final Closing Date a registration statement (on Form S-3, S-1, or other appropriate registration statement form available to TRER as determined by TRER's counsel) under the U.S. Securities Act (the "**Registration Statement**"), at the sole expense of TRER (except as specifically provided in Section c hereof), in respect of the Subscriber, so as to permit a public offering and resale of the Shares and Warrant Shares (the "**Registrable Securities**") in the United States under the U.S. Securities Act by the Subscriber as selling stockholder and not as underwriter; and (ii) use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible. TRER will notify the Subscriber of the effectiveness of the Registration Statement (the "**Effective Date**") within three (3) Trading Days (days on which the OTCQX is open for quotation) (each, a "**Trading Day**"). The initial Registration Statement shall cover the resale of 100% of the Registrable Securities, for an offering to be made on a continuous basis pursuant to Rule 415 (as promulgated by the SEC pursuant to the U.S. Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule); *provided, however*, that if 100% of the Registrable Securities included hereunder, together with (a) any other securities of TRER that are currently being registered for resale with SEC pursuant to an effective registration statement under the U.S. Securities Act (the "**Currently Registered Securities**") and (b) any other securities of the Company that are currently unregistered under the U.S. Securities Act but in respect to which the Company has previously granted registration rights (the "**Currently Unregistered Securities**"), shall equal or exceed 33% of the issued and outstanding common stock of TRER (less any shares of common stock held by affiliates of TRER and the holders of the Registrable Securities) on the actual filing date of the initial Registration Statement, the initial Registration Statement shall register that number of Registrable Securities which together with the Currently Registered Securities and Currently Unregistered Securities shall equal 33% of the issued and outstanding shares of common stock of TRER (less any shares of common stock held by affiliates of TRER and the holders of the Registrable Securities) on such actual filing date minus 10,000 shares of common stock. In such event, the number of Registrable Securities to be registered for each holder of the Registrable Securities shall be reduced pro-rata among all holders selling under the initial Registration Statement.

b. TRER will use reasonable commercial efforts to maintain the Registration Statement or post-effective amendment filed under this Section 4 effective under the U.S. Securities

Act until the earlier of the date (i) all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) the Subscriber receives an opinion of counsel to TRER that the Registrable Securities may be sold under the provisions of Rule 144 without any current information, time, volume or manner limitations pursuant to Rule 144 or any similar provision then in effect under the U.S. Securities Act, (iii) all Registrable Securities have been sold or otherwise transferred to persons who may trade the Registrable Securities without restriction under the U.S. Securities Act and TRER has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, or (iv) TRER obtains the written consent of the Subscriber (the "**Effectiveness Period**").

c. All fees, disbursements and out-of-pocket expenses and costs incurred by TRER in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and "blue sky" laws (including, without limitation, all attorneys' fees of TRER, registration, qualification, notification and filing fees, printing expenses, escrow fees, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration) shall be borne by TRER. The Subscriber shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. TRER shall qualify any of the Registrable Securities for sale in such states as the Subscriber reasonably designates. However, TRER shall not be required to qualify in any state which will require an escrow or other restriction relating to TRER and/or the sellers, or which will require TRER to qualify to do business in such state or require TRER to file therein any general consent to service of process. TRER at its expense will supply the Subscriber with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Subscriber.

d. If at any time or from time to time after the Effective Date, TRER notifies the Subscriber in writing of the existence of a Potential Material Event (as defined in Section (e) below), the Subscriber shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Subscriber receives written notice from TRER that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then TRER's obligation to file such Registration Statement shall be delayed without penalty for not more than thirty (30) calendar days. TRER must, if lawful, give the Subscriber notice in writing at least two (2) Trading Days prior to the first day of the blackout period.

e. "***Potential Material Event***" means any of the following: (i) the possession by TRER of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer, President or the Board of Directors of TRER that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of TRER; or (ii) any material engagement or activity by TRER which would, in the good faith determination of the Chief Executive Officer, President or the Board of Directors of TRER, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer, President or the Board of Directors of TRER that the applicable Registration Statement would be materially misleading absent the inclusion of such information; *provided that*, (i) TRER shall not use such right with respect to the Registration Statement for more than an aggregate of 90 days in any 12-month period; and (ii) the number of days TRER is required to keep the Registration Statement effective shall be extended by the number of days for which the Company shall have used such right.

f. The Subscriber will cooperate with TRER in all respects in connection with this Agreement, including timely supplying all information reasonably requested by TRER (which shall include completing the Selling Shareholder Questionnaire attached hereto as **Exhibit C**, and all information regarding the Subscriber and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Any delay or delays caused by the Subscriber, or by any other purchaser of securities of TRER having registration rights similar to those contained herein, by failure to cooperate as required hereunder shall not constitute a breach or default of TRER under this Agreement.

g. Whenever TRER is required by any of the provisions of this Subscription Agreement to effect the registration of any of the Registrable Securities under the U.S. Securities Act, TRER shall (except as otherwise provided in this Subscription Agreement), as expeditiously as possible, subject to the assistance and cooperation as reasonably required of the Subscriber with respect to each Registration Statement:

(i) furnish to the Subscriber such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the U.S. Securities Act, and such other documents as the Subscriber may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Subscriber;

(ii) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscriber shall reasonably request (subject to the limitations set forth in Section (b) above), and do any and all other acts and things which may be necessary or advisable to enable the Subscriber to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Subscriber;

(iii) cause the Registrable Securities to be quoted or listed on each service on which the shares of Common Stock of TRER are then quoted or listed;

(iv) notify the Subscriber, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the U.S. Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and TRER shall prepare and file a curative amendment as promptly as commercially reasonable;

(v) as promptly as practicable after becoming aware of such event, notify the Subscriber, (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension; and

(vi) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities.

h. With respect to any sale of Registrable Securities pursuant to a Registration Statement filed pursuant to this Section 4, the Subscriber hereby covenants with TRER (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the U.S. Securities Act to be satisfied and (ii) to notify TRER promptly upon disposition of all of the Registrable Securities.

5. **Indemnity and Contribution**

a. TRER agrees to indemnify and hold harmless each Subscriber, their respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber within the meaning of Section 15 of the U.S. Securities Act, and each person who controls any underwriter within the meaning of Section 15 of the U.S. Securities Act, from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which such Subscriber or such other indemnified person may become subject (including in settlement of litigation, whether commenced or threatened) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement, including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arise out of any failure by TRER to fulfill any undertaking or covenant included in the Registration Statement or to perform its obligations hereunder or under applicable law and TRER will, as incurred, reimburse such Subscriber, each of its respective officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Subscriber, and each person who controls any such underwriter, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend, settling, compromising or paying such action, proceeding or claim; *provided, however*, that TRER shall not be liable in any such case to the extent that such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of, or is based upon, (i) the failure of any Subscriber, or any of their agents, affiliates or persons acting on their behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities, (ii) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to TRER by an instrument duly executed by or on behalf of the Subscriber, or any of its agents, affiliates or persons acting on its behalf, and stated to be specifically for use in preparation of the Registration Statement and not corrected in a timely manner by the Subscriber in writing or (iii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by such Subscriber and not delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s).

b. The Subscriber agrees to indemnify and hold harmless TRER from and against any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) to which TRER may become subject (under the U.S. Securities Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) the failure of the Subscriber or any of its agents, affiliates or persons acting on its behalf, to comply with the covenants and agreements contained in this Agreement with respect to the sale of Registrable Securities; or (ii) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to TRER by an instrument duly executed by or on behalf of such Subscriber and stated to be specifically for use in preparation of the Registration Statement; *provided, however*, that the Subscriber shall not be liable in any such case for (i) any untrue statement or alleged untrue statement or omission in any prospectus or

Registration Statement which statement has been corrected, in writing, by such Subscriber and delivered to TRER before the sale from which such loss occurred; or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber and delivered by the Subscriber to the individual or entity to which it made such sale(s) prior to such sale(s), and the Subscriber, severally and not jointly, will, as incurred, reimburse TRER for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, the Subscriber shall not be liable or required to indemnify TRER in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of the Registrable Securities, to which such loss, claim, damage, expense or liability (or action proceeding in respect thereof) relates.

c. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; *provided, however,* that if there exists or shall exist a conflict of interest that would, in the opinion of counsel to the indemnified party, make it inappropriate under applicable laws or codes of professional responsibility for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; *provided, further,* that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons. In the event of such separate counsel, such counsel shall agree to reasonably cooperate.

d. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of TRER on the one hand and the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TRER on the one hand or the Subscriber, or its agents, affiliates or persons acting on its behalf, on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. TRER and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action

or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In any event, the Subscriber shall not be liable or required to contribute to TRER in the aggregate for any amount in excess of the net amount received by the Subscriber from the sale of its Registrable Securities

6. **Governing Law**: The laws of the State of Delaware shall govern the rights of the parties as to this Agreement without regard to any conflict of law provisions.

7. **Indemnification**: Subscriber acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless TRER and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgement of Subscriber contained in this Agreement.

8. **Non-assignability**: Except as otherwise expressly provided herein, this Subscription Agreement may not be assigned by Subscriber.

9. **Entire Agreement**: This instrument contains the entire agreement among the parties with respect to the acquisition of the shares and the other transactions contemplated hereby, and there are no representations, covenants or other agreements except as stated or referred to herein.

10. **Amendment**: This Subscription Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification.

11. **Binding On Successors**: All of the terms, provisions and conditions of this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and legal representatives.

12. **Titles**: The titles of the sections of this Subscription Agreement are for convenience of reference only and are not to be considered in construing this Subscription Agreement.

13. **Counterparts**: This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which taken together shall constitute one and the same document, notwithstanding that all parties are not signatories to the same counterpart.

14. **Severability**: The unenforceability or invalidity of any provision of this Subscription Agreement shall not affect the enforceability or validity of the balance of this Subscription Agreement.

15. **Disclosure Required Under State Law**: The offering and sale of the Units is intended to be exempt from registration under the securities laws of certain states. Subscribers who reside or purchase the Units may be required to make additional disclosures by the securities laws of various states and agrees to provide such additional disclosures as requested by TRER upon written request.

16. **Notices:** All notes or other communications hereunder (except payment) shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, or by Express Mail Service or similar courier, addressed as follows:

If to Subscriber:	At the address designated under Subscriber and Subscriber Information of this Agreement.
If to TRER:	Texas Rare Earth Resources Corp. 539 El Paso St. Sierra Blanca, Texas 79851 Attention: Daniel Gorski, CEO

With Copy to: Dorsey & Whitney LLP
1400 Wewatta Street, Suite 400
Denver, CO 80202
Fax: 303-629-3450
Attention: Jason K. Brenkert, Esq.

17. **Time of the Essence:** Time shall be of the essence of this Subscription Agreement in all respects.

18. **Facsimile and Counterpart Subscriptions:** TRER shall be entitled to rely on delivery of a facsimile copy of this Agreement executed by the subscriber, and acceptance by TRER of such executed Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and TRER in accordance with the terms hereof. In addition, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

19. **Future Assurances:** Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement.

<u>**Exhibit A**</u>

U.S. ACCREDITED INVESTOR CERTIFICATE

TO: TEXAS RARE EARTH RESOURCES CORP.

The Subscriber understands and agrees that the Units have not been registered under the U.S. Securities Act, or applicable state securities laws, and the Common Shares are being offered and sold to the Subscriber in reliance upon Rule 506 of Regulation D under the U.S. Securities Act.

Capitalized terms used in this Exhibit A and defined in the Subscription Agreement to which the Exhibit A is attached have the meaning defined in the Subscription Agreement unless otherwise defined herein.

The Subscriber represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to TRER (and acknowledges that TRER is relying thereon) that:

(a) it is purchasing the Units for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a "**Beneficial Purchaser**"), for investment purposes only and not with a view to resale or distribution and, in particular, neither it nor any Beneficial Purchaser for whose account it is purchasing the Units has any intention to distribute either directly or indirectly any of the Securities in the United States; provided, however, that this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(b) it, and if applicable, each Beneficial Purchaser for whose account it is purchasing the Units is an "accredited investor" as defined in Rule 501(a) under Regulation D under the U.S. Securities Act that satisfies one or more of the categories of indicated below (**the Subscriber must initial "SUB" for the Subscriber, and "BP" for each Beneficial Purchaser, if any, on the appropriate line(s)**):

_____ Category 1. A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_____ Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_____ Category 3. A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_____ Category 4. An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

______ Category 5. An investment company registered under the United States *Investment Company Act of 1940*; or

______ Category 6. A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

______ Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

______ Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

______ Category 9. An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

______ Category 10. A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

______ Category 11. An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

______ Category 12. Any director or executive officer of TRER; or

______ Category 13. A natural person, the beneficial owner of which is such natural person) whose individual net worth, or joint net worth with his or her spouse exceeds US$1,000,000, provided, however, that (i) person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market

value of the primary residence at the time of the sale of securities shall be included as a liability; or

_____ Category 14. A natural person, the beneficial owner of which is such natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____ Category 15. A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act or a revocable trust which does not satisfy the foregoing and which may be revoked or amended by its settlors (grantors), each of whom is an U.S. Accredited Investor under category 13; or

_____ Category 16. Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

The Subscriber acknowledges that the representations, warranties and covenants contained in this Certificate are made by it with the intent that they may be relied upon by TRER in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase the Units. It agrees that by accepting the Units it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of Units and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

The Subscriber undertakes to notify TRER immediately of any change in any representation, warranty or other information relating to the Subscriber or any Beneficial Purchaser set forth herein which takes place prior to the Closing.

Dated this _____ day of November, 2015.

If a Corporation, Partnership or Other Entity:	If an Individual:
	_______________________________
_______________________________	Signature
Name of Entity	
	_______________________________
_______________________________	Print or Type Name
Type of Entity	
_______________________________	
Signature of Person Signing	
_______________________________	
Print or Type Name and Title of Person Signing	

EXHIBIT B

FORM OF WARRANTS

Note:
The Warrant certificates will each be in the form attached hereto with the applicable terms for exercise to be completed pursuant to the description of the Warrants contained in the Subscription Agreement.

The Subscriber should read this Form of the Warrants, but no action, signing or return of this Form of the Warrants is required at the time of signing of the Subscription Agreement. The Warrants due under this Subscription Agreement, together with the Warrant Subscription Form as attached hereto, will be sent to the subscriber together with the share certificate when it is issued, at which time the Subscriber will be directed to sign and return certain copies of the complete Warrant certificates to TRER.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) THE TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS, (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE IN ACCORDANCE WITH (C) OR (D) ABOVE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE COMPANY.

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

TEXAS RARE EARTH RESOURCES CORP.

WARRANTS
TO PURCHASE SHARES
OF COMMON STOCK OF
TEXAS RARE EARTH RESOURCES CORP.

CERTIFICATE NO.: ♦

Warrant to Purchase
♦ Shares of Common Stock
[DATE]
("Issue Date")

FOR VALUE RECEIVED, Texas Rare Earth Resources Corp., a Delaware corporation (the "**Company**"), hereby certifies that ______________________________, its successor or permitted assigns (the "**Holder**"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, ♦ fully paid and nonassessable shares of common stock of the Company, par value $0.01 per share (the "**Common Shares**"), at a purchase price per Common Share equal to the Exercise Price (as hereinafter defined).

1. *Definitions.* (a) The following terms, as used herein, have the following meanings:

"**Affiliate**" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

"**Business Day**" means any day except a Saturday, Sunday or any other day on which commercial banks in the City of New York, New York are authorized by law to close.

"**Common Stock**" means the Common Stock, par value $0.01 per share, of the Company.

"**Duly Endorsed**" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the Financial Industry Regulatory Authority.

"**Exchange Act**" means the United States Securities Exchange Act of 1934, as amended.

"**Exercise Date**" means the date a Warrant Exercise Notice is delivered to the Company in the manner provided in Section 8 below.

"**Exercise Price**" means **$0.35**.

"**Expiration Date**" means 5:00 p.m. (New York, New York Time) on **[•], 2020**, provided that if such date shall not be a Business Day then the expiration date shall be 5:00 p.m. (New York, New York Time) on the next following Business Day.

"**Initial Warrant Issuance Date**" means the date hereof.

"**Person**" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"**Warrant Shares**" means the Common Shares deliverable upon exercise of this Warrant, as adjusted from time to time.

2. *Exercise of Warrant.*

(a) The Holder is entitled to exercise this Warrant in whole or in part at any time on or after the Initial Warrant Issuance Date until the Expiration Date. To exercise this Warrant, the Holder shall execute and deliver to the Company this Warrant Certificate, including the Warrant Exercise Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. No fractional shares will be issued.

(b) The Exercise Price may be paid to the Company in cash or by certified or official bank check or bank cashier's check payable to the order of the Company, or by wire transfer or by any combination of cash, check or wire transfer.

(c) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

(d) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the Warrant Shares or other securities or property to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and

shall deliver such evidence of ownership and any other securities or property to the Person or Persons entitled to receive the same.

(e) In no event may the Holder exercise these Warrants in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "U.S. Securities Act"), or the Holder is a not a U.S. person (as defined in Regulation S of the U.S. Securities Act) exercising these Warrants in an "off shore transaction" in accordance with the requirements of Regulation S of the U.S. Securities Act.

3. *Restrictive Legend.* Certificates representing Common Shares issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to applicable law.

4. *Covenants of the Company.*

(a) The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b) The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(c) Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the Warrant Shares issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Warrant Shares at such adjusted Exercise Price.

(d) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) The Company covenants that during the period the Warrant is outstanding, it will use its best efforts to comply with any and all reporting obligations under the Exchange Act.

(f) The Company will take all such reasonable action as may be necessary (i) to maintain a market for its Common Stock in the United States and (ii) to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the market upon which the Common Stock may be listed.

(g) The Company shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business.

(h) The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

5. *Registration.*

(a) Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

(b) This Warrant is transferable by delivery to the Company of this Warrant Certificate with the Warrant Transfer Form affixed hereto duly executed and completed and, if necessary, accompanied by an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such transfer is not in violation of the U.S. Securities Act or any applicable state securities laws.

(c) The Holder agrees that it will not transfer, hypothecate, sell, assign, pledge or encumber any Warrants or Warrant Shares unless such securities are registered under the U.S. Securities Act and registered or qualified under any applicable state securities laws or such transfer is affected pursuant to an available exemption from registration.

6. *Anti-Dilution Provisions.* The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the number of Warrant Shares shall be proportionately adjusted to reflect such dividend, distribution, subdivision, reclassification or combination. For example, if the Company declares a 2 for 1 stock split and the number of Warrant Shares immediately prior to such event was 200,000, the number of Warrant Shares immediately after such event would be 400,000. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Whenever the number of Warrant Shares is adjusted pursuant to Subsection (a) above, the Exercise Price shall simultaneously be adjusted by multiplying the Exercise Price immediately prior to such event by the number of Warrant Shares immediately prior to such event and dividing the product so obtained by the number of Warrant Shares, as adjusted. If an Exercise Price has not yet been established, an adjustment thereof shall be deferred until one is established pursuant to the terms of this Warrant.

(c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be. No fractional shares of Common Stock are issuable upon exercise of this Warrant and any adjustment to the number of Warrant Shares shall be rounded to the nearest whole Warrant Share.

(d) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant to be mailed to the Holder. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(e) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (a), above.

(f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

(g) In case at any time or from time to time conditions arise by reasons of action taken by the Company, which in the reasonable opinion of its Board of Directors, are not adequately covered by the provisions of Section 6 hereof, and which might materially and adversely affect the exercise rights of the Holder hereof, the Board of Directors shall appoint a firm of independent certified public accountants, which may be the firm regularly retained by the Company, which will give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of Section 6 necessary with respect to the Exercise Price then in effect and the number of Warrant Shares for which the Warrant is exercisable, so as to preserve, without dilution, the exercise rights of the Holder. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

7. *Loss or Destruction of Warrant.* Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

8. *Notices.* Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to TRER:	Texas Rare Earth Resources Corp. 539 El Paso St. Sierra Blanca, Texas 79851 Attention: Daniel Gorski, CEO
With Copy to:	Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202 Fax: 303-629-3450 Attention: Jason K. Brenkert, Esq
If to the Holder:	at the address set forth on the last page of this Warrant.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

9. *Rights of the Holder.* Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or any notice of any proceedings of the Company except as may be specifically provided for herein.

10. *GOVERNING LAW.* THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ALASKA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

11. *Amendments; Waivers.* Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any

single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

****

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of _______________, 2015.

TEXAS RARE EARTH RESOURCES CORP.

By:______________________________
Name:____________________________
Title:____________________________

HOLDER:

____
____
____
(Name and address)

WARRANT EXERCISE FORM

(To be executed only upon exercise of the Warrant)

To: TEXAS RARE EARTH RESOURCES CORP.

The undersigned irrevocably exercises this Warrant for the purchase of _______________ shares (the "**Shares**") of common stock, par value $0.01 per share, of TEXAS RARE EARTH RESOURCES CORP. (the "**Company**") at $______________ per Share (the Exercise Price currently in effect pursuant to the Warrant).

The undersigned herewith makes payment of $____________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company, by wire transfer to the Company or by any permitted combination of such cash, check or wire transfer), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

(Check one)

The undersigned holder (i) at the time of exercise of these Warrants is not in the United States; (ii) is not a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and is not exercising these Warrants on behalf, or for the account or benefit, of a person in the U.S. or a "U.S. person"; and (iii) did not execute or deliver this Warrant Exercise Form in the United States; or

The undersigned was a subscriber for Units of the Company pursuant to which the undersigned received the Warrants and the undersigned hereby represents that: (i) the undersigned and any beneficial purchaser on whose behalf the undersigned purchased the Warrants pursuant to the offering of Units of the Company is an "accredited investor" as defined in Rule 501(a) under Regulation D under the U.S. Securities Act, and (ii) the representations and warranties made by the undersigned in the subscription agreement pursuant to which it purchased the Units, including the Warrants, are true and correct as of the date hereof in respect to the exercise of the Warrants; or

The undersigned certifies that an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of these Warrants must be in form and substance reasonably satisfactory to the Corporation.

The undersigned acknowledges that the certificates representing the Shares issuable upon exercise of this Warrant will bear a legend restricting their transfer under the U.S. Securities Act and applicable state securities laws.

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the date of

Exercise: ______________________

(SIGNATURE ON NEXT PAGE)

Date: ______________________________

____
(Signature of Owner)

____
(Street Address)

____
(City) (State) (Zip Code)

Securities and/or check to be issued to: ______________________________

Please insert social security or identifying number: ______________________

Name: ____

Street Address: ____

City, State and Zip Code: _____________________________________

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to: ____________
____

Please insert social security or identifying number: ______________________

Name: ____

Street Address: ____

City, State and Zip Code: _____________________________________

WARRANT TRANSFER FORM

Dated ________________, ______

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto__________________________(the "**Assignee**"),

(please type or print in block letters)

____

____

(insert address)

its right to purchase up to shares of Common Stock represented by these Warrants and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature: ______________________________

DATED this ____ day of ______________, 20 ___.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))
)
)
)

____
Signature of Transferor

____
Guarantor's Signature/Stamp)
) ______________________________
Name of Transferor

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate.

For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding United States affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

To be completed by transferee.

In connection with this transfer: (check one):

______ The undersigned transferee hereby certifies that (i) it is not a U.S. Person and was not offered the Warrants while in the United States and did not execute this certificate while within the United States, (ii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any U.S. person or person within the United States, and (iii) it has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the "US Securities Act"), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

______ The undersigned transferee is delivering a written opinion of U.S. counsel to the effect that this transfer of Warrants has been registered under the US Securities Act or are exempt from registration thereunder.

Transferee Name: ____________________________
Signature: ________________________________
By: _________________________
Title: _________________________

EXHIBIT C

INVESTOR QUESTIONNAIRE

RE: IMPORTANT INFORMATION ABOUT YOUR REGISTRATION RIGHTS

As part of the subscription agreement between you and Texas Rare Earth Resources Corp. (the "Company"), the Company has granted you certain registration rights to permit you to publicly re-sell the shares of common stock of the Company (the "Common Shares") you have acquired in the placement.

In order for us to include your securities in the registration statements the Company files with the United States Securities and Exchange Commission, you must complete this Questionnaire and return it to the Company's United States Counsel at the time you submit the executed Subscription Agreement.

Please return this Questionnaire to:

Dorsey & Whitney LLP
1400 Wewatta Street
Suite 400
Denver, Colorado 80202-5549
Attention: Jason K. Brenkert
Facsimile: 303-629-3450
E-mail: brenkert.jason@dorsey.com

Question? Please call Jason K. Brenkert at 303-352-1133.

Please provide the information exactly as you want it to appear in the registration statement, which will be publicly filed.

Name: ____

Business Address: ____________________________________
(Number and Street)

____
(City) (State/Province) (Country (Zip Code)

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity: ____________________________________

Jurisdiction of formation: ________________ Date of formation: ________________

Name and title of person with dispositive and voting control over the securities which the entity holds in the Company:

Unless you indicate otherwise, the Company will register all Common Shares

Please only register the following:____

Current ownership of securities of the Company:

________________ Common Shares

Warrants to purchase _________________ Common Shares

Other

BENEFICIAL OWNERSHIP INFORMATION:

Please describe the beneficial ownership of the securities of the Company owned by you or your organization.

Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

[ ] Yes [ ] No

If yes, please indicate the nature of any such relationships below:

If you, any of your associates, or any member of your immediate family had or will have any direct or indirect material interest in any transaction or series of transactions to which the Company or any of its subsidiaries was a party at any time in the past five years or in any currently proposed transactions or series of transactions in which the company or any of its subsidiaries will be a party, in which the amount involved exceeds $120,000, please specify (a) the names of the parties to the transaction(s) and their relationship to you, (b) the nature of the interest in the transaction, (c) the amount involved in the transaction, and (d) the amount of the interest in the transaction. If the answer is "none", please so state.

Are you (i) an FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of an FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member? IN RESPONDING TO THIS QUESTION, INDICATE WHETHER OR NOT YOU ARE A BROKER DEALER OR IF YOU ARE AFFILIATED WITH A BROKER DEALER, AND IF SO, STATE THE NATURE OF YOUR AFFILIATION.

[ ] Yes [ ] No
If "yes," please describe below

____

____

____

FINRA Member. The term "**FINRA member**" means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority. ("**FINRA**"). (FINRA Manual, By-laws Article I, Definitions)

Control. The term "**control**" (including the terms "**controlling**," "**controlled by**" and "**under common control with**") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the FINRA. The term "**person associated with a member of the FINRA**" means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws. (FINRA Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term "**underwriter or a related person**" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this ____ day of November, 2015, and declares under oath that it is truthful and correct.

_______________________	_______________________ Name of Purchaser (if not an individual)
_______________________ Signature(s) of Purchaser (if an individual or joint account of individuals)	
_______________________	Per: _______________________ Authorized Signatory Name: Title:
_______________________ Name(s) of Purchaser (if an individual or joint account of individuals)	Per: _______________________ Authorized Signatory Name: Title:

Schedule "I"

Wire Instructions

Wire Transfer Instructions

Beneficiary:	TEXAS RARE EARTH RESOURCES CORP
Beneficiary Address:	326 BLUEGRASS, SAN ANGELO TX 76903
Receiving Bank:	Capital Bank, SSB
Bank Address:	8700 Montana Ave. El Paso, TX 79925
Account No.:	20002301
Routing Number (ABA):	112093808
Type of account:	Money Market
Phone:	(915) 881-6700

ACH Instructions

Credit to:	TEXAS RARE EARTH RESOURCES CORP
Receiving Bank:	Capital Bank, SSB
Account No.:	20002301
Routing Number (ABA):	112093808
Type of Account:	Money Market